UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2010

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events.

On May 24, 2010, Rainmaker received a cash payment of $1.4 million in full repayment of a secured note and accrued interest from a private company in which Rainmaker invested in 2007, held in the form of a secured note and a minority equity investment.

Such private company had notified Rainmaker on April 30, 2010 that it had accepted an offer to be acquired. The acquisition closed on May 24, 2010.

In the first quarter of 2010, Rainmaker had recorded a charge for the carrying value of its equity investment in this private company of $740,000 based on the acquisition agreement and information provided to Rainmaker, as it is uncertain if there will be proceeds for shareholders at the end of an approximate two year wind-down and escrow period.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

May 24, 2010	/s/ Steve Valenzuela
Date	(Signature)

By:	Steve Valenzuela
Title:	Chief Financial Officer